Exhibit 99.1

STERLING CONSTRUCTION COMPANY, INC. ANNOUNCES EXPECTED LISTING ON
AMERICAN STOCK EXCHANGE

Contact:	Joseph Harper, Sr., President	(281) 821 9091
	Maarten Hemsley, Chief Financial Officer	(781) 934 2219

Wilmington, DE... February 2, 2004. Sterling Construction Company, Inc. (OTC Bulletin Board “STCS”), (“Sterling” or the “Company”) today announced that on January 30th it received approval from the American Stock Exchange (“AMEX”) for the listing of its shares on AMEX. The approval is contingent, however, upon the Company continuing to be in compliance with all applicable listing standards on the date it begins trading on the exchange, and such approval may be rescinded if the Company is not in compliance with such standards at that time.

The listing will become effective, subject to the foregoing contingency, upon completion by the Company of the necessary formalities, including the selection of a stock specialist.

Once listed on AMEX, Sterling’s shares will trade under the symbol “DZR”.

This press release includes certain statements that fall within the definition of “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, including overall economic and market conditions, and competitors’ and customers’ actions, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks.

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